Exhibit 10.11

FIRST AMENDMENT
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. (the “Company”) is made as of July 10, 2017 (this “Amendment”), by HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, as general partner (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as March 31, 2017 (the “Partnership Agreement”).
RECITALS:
WHEREAS, on July 3, 2017, the General Partner issued certain restricted shares of Common Stock pursuant to its Employee and Director Incentive Restricted Stock Plan (the “Plan”) and certain restricted shares of Common Stock were forfeited pursuant to the Plan (collectively the “Plan Issuances and Forfeitures”);
WHEREAS, in accordance with Section 4.2(b)(iii) of the Partnership Agreement, the General Partner has the power to issue additional Partnership Units to reflect the Plan Issuances and Forfeitures;
WHEREAS, pursuant to Section 5.1(d) of the Partnership Agreement the Company issued PIK Distributions to the Initial Preferred LP on June 30, 2017;
WHEREAS, the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A of the Partnership Agreement to to accurately reflect at all times the information to be contained thereon; and
WHEREAS, pursuant to Section 4.3(b) of the Partnership Agreement, the General Partner is authorized to take such steps in its sole and absolute discretion.
NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, intending to be legally bound, hereby agrees as follows:
Section 1. Amendments. Exhibit A of the Partnership Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.
Section 2. Miscellaneous.
(a) Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Exhibit 10.11

(b) Ratification. The Partnership Agreement (as amended by this Amendment) shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.11

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date and year first aforesaid.

GENERAL PARTNER:

HOSPITALITY INVESTORS TRUST, INC.

By:     s/s/Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: CEO and President

Exhibit 10.11

EXHIBIT A

Amended and Restated as of July 3, 2017
Partners’ Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Type of Unit	Capital Contribution (Stated Value with respect to Class C Units)	Number of Partnership Units	Percentage Interest
Hospitality Investors Trust, Inc. (3950 University Drive, Fairfax, Virginia, 22030)	General Partner Interest	GP Units	$200,000	8,888	0.02%
	Limited Partner Interest	OP Units	$826,047,250	39,609,945	99.98%
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Limited Partner Interest	Class C Units - Purchase Agreement	$135,000,000	9,152,542.37	__
		Class C Units - PIK Distributions	$1,725,000	116,949.15	__
BSREP II Hospitality II Special GP OP LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Special General Partner Interest	None	None	N/A	__